                                                                  Exhibit 99(b)




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 11-K

             [X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1997

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         Commission file number 1-6959


                                ---------------


                             MND HOSPITALITY, INC.
                            THRIFT AND SAVINGS PLAN


                                ---------------


                      MITCHELL ENERGY & DEVELOPMENT CORP.
            (Name of issuer of securities held pursuant to the Plan)


                P. O. Box 4000, The Woodlands, Texas 77387-4000
           (Address of Plan and principal executive office of issuer)

                 MND Hospitality, Inc. Thrift and Savings Plan
                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                                                      Page
      Report of Independent Public Accountants ....................................................      2

      Statement of Net Assets Available for Plan Benefits with Fund Information
         January 31, 1997 .........................................................................      3
         January 31, 1996 .........................................................................      4

      Statement of Changes in Net Assets Available for
         Plan Benefits with Fund Information for the Year Ended
          January 31, 1997 .........................................................................     5
          January 31, 1996 .........................................................................     6

      Notes to Financial Statements--January 31, 1997 and 1996......................................     7

      Schedule I--Schedule of Assets Held for
         Investment Purposes at January 31, 1997 ...................................................    10

      Schedule II--Schedule of Reportable Transactions
         for the Year Ended January 31, 1997 .......................................................    11


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Administrative Committee of the
 MND Hospitality, Inc. Thrift and Savings Plan:


     We have audited the accompanying statements of net assets available for plan benefits of the MND Hospitality, Inc. Thrift and Savings Plan as of January 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of Mitchell Energy & Development Corp.'s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MND Hospitality, Inc. Thrift and Savings Plan at January 31,1997 and 1996, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of January 31, 1997 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.






Houston, Texas
April 25, 1997

                 MND Hospitality, Inc. Thrift and Savings Plan
   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1997




                                                                                    Mutual Funds
                                                             Merrill       ----------------------------------
                                                MEDC          Lynch                      Davis
                                               Common       Retirement                    New
                                               Stock       Preservation      AIM         York       Franklin
                                                Fund          Trust         Value       Venture      Income
                                           ------------  --------------  ----------   ---------   ----------
Investments (at current value)
   MEDC Common Stock
     Class A ...........................   $    317,606  $            -  $        -   $       -   $        -
     Class B ...........................        281,916               -           -           -            -

   Merrill Lynch Retirement
     Preservation Trust ................              -       2,356,694           -           -            -

   Mutual funds ........................              -               -     125,423     100,854       60,172

   Participants' loans .................              -               -           -           -            -
                                           ------------  --------------  ----------   ---------   ----------
                                                599,522       2,356,694     125,423     100,854       60,172
Cash ...................................          2,095           7,220         636         483          448
                                           ------------  --------------  ----------   ---------   ----------
Net assets available for plan benefits..   $    601,617  $    2,363,914  $  126,059   $ 101,337   $   60,620
                                           ============  ==============  ==========   =========   ==========

                                                                   Mutual Funds
                                          ----------------------------------------------------------------
                                             John          Merrill                           Merrill
                                             Hancock        Lynch           Merrill           Lynch
                                             Emerging       Basic            Lynch         Equity Index
                                              Growth        Value           Capital           Trust I
                                          ------------  ------------  -----------------    ---------------
Investments (at current value)
   MEDC Common Stock
     Class A ...........................  $          -  $          -  $               -   $              -
     Class B ...........................             -             -                  -                  -

   Merrill Lynch Retirement
     Preservation Trust ................             -             -                  -                  -

   Mutual funds ........................        80,597       391,139            485,369             32,091

   Participants' loans .................             -             -                  -                  -
                                          ------------  ------------  -----------------    ---------------
                                                80,597       391,139            485,369             32,091
Cash ...................................           332         1,214              1,597                 15
                                          ------------  ------------  -----------------    ---------------
Net assets available for plan benefits..  $     80,929  $    392,353  $         486,966    $        32,106
                                          ============  ============  =================    ===============

                                                             Mutual Funds
                                            ---------------------------------------------
                                               Merrill        Oppenheimer
                                               Lynch          Main Street       Tem-
                                               Global         Income and       pleton        Loan
                                             Allocation         Growth          Foreign      Fund         Total
                                            ------------    ---------------    ---------  ----------   ------------
Investments (at current value)
   MEDC Common Stock
     Class A ...........................   $           -   $              -   $        -  $        -   $   317,606
     Class B ...........................               -                  -            -           -       281,916

   Merrill Lynch Retirement
     Preservation Trust ................               -                  -            -           -     2,356,694

   Mutual funds ........................          97,878            190,879       51,220           -     1,615,622

   Participants' loans .................               -                  -            -     359,599       359,599
                                            ------------    ---------------    ---------  ----------   ------------
                                                  97,878            190,879       51,220     359,599     4,931,437
Cash ...................................             680                841          328           -        15,889
                                            ------------    ---------------    ---------  ----------   -----------
Net assets available for plan benefits..    $     98,558    $       191,720    $  51,548  $  359,599   $ 4,947,326
                                            ============    ===============    =========  ==========   ===========



------------------------------------------
The accompanying notes are an integral part of this statement.

                 MND Hospitality, Inc. Thrift and Savings Plan
   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1996




                                                                                            Mutual Funds
                                                                   Merrill       ---------------------------------
                                                    MEDC            Lynch                     Davis
                                                   Common        Retirement                    New
                                                    Stock        Preservation      AIM         York      Franklin
                                                    Fund            Trust         Value      Venture      Income
                                               -------------   -------------   ---------   ----------  -----------
Investments (at current value)
   MEDC Common Stock
     Class A ...........................       $     255,765   $           -   $       -   $        -  $        -
     Class B ...........................             238,971               -           -            -           -

   Merrill Lynch Retirement
     Preservation Trust ................                   -       2,091,335           -            -           -

   Mutual funds ........................                   -               -     106,253       59,642      26,865

   Participants' loans .................                   -               -           -            -           -
                                               -------------   -------------   ---------   ----------  -----------
                                                     494,736       2,091,335     106,253       59,642      26,865
Other ..................................               9,837          14,221           -          299           -
                                               -------------   -------------   ---------   ----------  -----------
Net assets available for plan benefits..
                                               $     504,573   $   2,105,556   $ 106,253   $   59,941  $   26,865
                                               =============   =============   =========   ==========  ==========

                                                                     Mutual Funds
                                               --------------------------------------------------------
                                                 John          Merrill                         Merrill
                                                 Hancock        Lynch         Merrill           Lynch
                                                 Emerging       Basic          Lynch            Global
                                                  Growth        Value         Capital        Allocation
                                               ----------   -----------   -------------   -------------
Investments (at current value)
   MEDC Common Stock
     Class A ...........................       $        -   $         -   $           -   $           -
     Class B ...........................                -             -               -               -

   Merrill Lynch Retirement
     Preservation Trust ................                -             -               -               -

   Mutual funds ........................           36,412       349,485         453,991          72,382

   Participants' loans .................                -             -               -               -
                                               ----------   -----------   -------------   -------------
                                                   36,412       349,485         453,991          72,382
Other ..................................                -           287             243             234
                                               ----------   -----------   -------------   -------------
Net assets available for plan benefits..
                                               $   36,412   $   349,772   $     454,234   $      72,616
                                               ==========   ===========   =============   =============

                                                          Mutual Funds
                                                  ------------------------------
                                                    Oppenheimer
                                                    Main Street      Tem-
                                                    Income and      pleton        Loan
                                                      Growth       Foreign        Fund          Total
                                                  --------------  ----------  ------------   -----------
Investments (at current value)
   MEDC Common Stock
     Class A ...........................          $            -  $        -    $        -   $   255,765
     Class B ...........................                       -           -             -       238,971

   Merrill Lynch Retirement
     Preservation Trust ................                       -           -             -     2,091,335

   Mutual funds ........................                  97,341      37,947             -     1,240,318

   Participants' loans .................                       -           -       339,215       339,215
                                                  --------------  ----------  ------------   -----------
                                                          97,341      37,947       339,215     4,165,604
Other ..................................                       -         197             -        25,318
                                                  --------------  ----------  ------------   -----------
Net assets available for plan benefits..
                                                  $       97,341  $   38,144  $    339,215   $ 4,190,922
                                                  ==============  ==========  ============   ===========



---------------------------------------------
The accompanying notes are an integral part of this statement.

                 MND Hospitality, Inc. Thrift and Savings Plan
             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN
                         BENEFITS WITH FUND INFORMATION
                      FOR THE YEAR ENDED JANUARY 31, 1997


                                                                                    Mutual Funds
                                                                         ----------------------------------
                                                              Merrill
                                                  MEDC         Lynch                     Davis
                                                 Common      Retirement                   New
                                                 Stock       Preservation    AIM         York       Franklin
                                                  Fund         Trust        Value       Venture      Income
                                             ------------   -----------  ----------   ---------   -----------
Earnings on investments
   Interest income ......................    $          -  $    133,457  $        -   $       -   $        -
   Mutual fund distributions ............               -             -       5,738       4,471        3,059
   Cash dividends .......................          14,016             -           -           -            -
   Realized and unrealized
     appreciation of investments ........         139,051             -      11,145      17,455        1,127

Contributions
   Members ..............................          46,218       171,084      18,809      15,068       14,257
   The Employer .........................          32,094       110,611       9,751       7,404        6,870

Participants' loans
   New loans made .......................         (31,626)     (124,690)     (3,448)     (4,275)      (1,950)
   Principal payments received ..........          12,698        81,319       5,169       5,452        5,197
   Loan administration fees .............            (129)       (1,111)        (17)        (48)         (28)

Distributions to withdrawing members ....         (30,913)     (225,754)     (6,150)     (7,547)      (1,815)

Transfers from (to) Mitchell Energy & Devel-
   opment Corp. Thrift and Savings Plan .            (516)        9,276           -           -            -

Interfund transfers .....................         (83,849)      104,166     (21,191)      3,416        7,038
                                             ------------   -----------  ----------   ---------   -----------

Increase in net assets ..................          97,044       258,358      19,806      41,396       33,755

Net assets available for plan
   benefits, beginning of year ..........         504,573     2,105,556     106,253      59,941       26,865
                                             ------------   -----------  ----------   ---------   ----------

Net assets available for plan
   benefits, end of year ................    $    601,617   $ 2,363,914  $  126,059   $ 101,337   $   60,620
                                             ============   ===========  ==========   =========   ==========

                                                                Mutual Funds
                                             -------------------------------------------------------------
                                               John        Merrill                 Merrill      Merrill
                                               Hancock      Lynch       Merrill     Lynch        Lynch
                                               Emerging     Basic        Lynch   Equity Index    Global
                                                Growth      Value       Capital    Trust I      Allocation
                                             ----------  ----------   ---------    ---------   -----------
Earnings on investments
   Interest income ......................    $        -  $        -   $       -    $       -           -
   Mutual fund distributions ............         1,515      23,555      44,642            -       9,075
   Cash dividends .......................             -           -           -            -           -
   Realized and unrealized
     appreciation of investments ........         9,121      35,863       7,921        1,257       2,496

Contributions
   Members ..............................        11,311      37,639      46,230          519      21,775
   The Employer .........................         5,081      18,599      24,475          225      10,413

Participants' loans
   New loans made .......................        (1,254)    (17,795)    (36,692)           -      (8,058)
   Principal payments received ..........         4,654      10,944      16,210          398      10,204
   Loan administration fees .............           (28)        (57)       (199)           -         (83)

Distributions to withdrawing members ....        (2,796)    (32,981)    (57,636)           -     (11,531)

Transfers from (to) Mitchell Energy & Devel-
   opment Corp. Thrift and Savings Plan .             -           -        (630)           -           -

Interfund transfers .....................        16,913     (33,186)    (11,589)      29,707      (8,349)
                                             ----------  ----------   ---------    ---------   ----------

Increase in net assets ..................        44,517      42,581      32,732       32,106      25,942

Net assets available for plan
   benefits, beginning of year ..........        36,412     349,772     454,234            -      72,616
                                             ----------  ----------   ---------    ---------   ---------

Net assets available for plan
   benefits, end of year ................    $   80,929  $  392,353   $ 486,966    $  32,106      98,558
                                             ==========  ==========   =========    =========   =========

                                                    Mutual Funds
                                              ------------------------
                                               Oppenheimer
                                               Main Street     Tem-
                                               Income and     pleton        Loan
                                                 Growth       Foreign       Fund          Total
                                               ----------    --------   -----------   -------------
Earnings on investments
   Interest income ......................      $        -    $      -   $    32,824   $    166,281
   Mutual fund distributions ............          13,483       1,914             -        107,452
   Cash dividends .......................               -           -             -         14,016
   Realized and unrealized
     appreciation of investments ........          14,101       4,189             -        243,726

Contributions
   Members ..............................          25,768       9,224             -        417,902
   The Employer .........................          12,891       5,028             -        243,442

Participants' loans
   New loans made .......................         (11,670)     (1,068)      242,526              -
   Principal payments received ..........          11,093       2,671      (166,009)             -
   Loan administration fees .............            (144)         (6)            -         (1,850)

Distributions to withdrawing members ....          (8,872)       (567)      (56,133)      (442,695)

Transfers from (to) Mitchell Energy & Devel-
   opment Corp. Thrift and Savings Plan .               -           -             -          8,130

Interfund transfers .....................          37,729      (7,981)      (32,824)             -
                                               ----------    --------   -----------   -------------

Increase in net assets ..................          94,379      13,404        20,384        756,404

Net assets available for plan
   benefits, beginning of year ..........          97,341      38,144       339,215      4,190,922
                                               ----------    --------   -----------   -------------

Net assets available for plan
   benefits, end of year ................      $  191,720    $ 51,548   $   359,599   $  4,947,326
                                               ==========    ========   ===========   ============



--------------------------------------------
The accompanying notes are an integral part of this statement.

                 MND Hospitality, Inc. Thrift and Savings Plan
             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN
                         BENEFITS WITH FUND INFORMATION
                      FOR THE YEAR ENDED JANUARY 31, 1996


                                                                                      Mutual Funds
                                                              Merrill    ------------------------------------
                                                   MEDC        Lynch                     Davis
                                                  Common     Retirement                   New
                                                  Stock      Preservation    AIM         York       Franklin
                                                   Fund        Trust        Value       Venture      Income
                                               ----------  ------------  ----------   ---------   -----------
Earnings on investments
   Interest income ........................    $      147  $    129,458  $        -   $       -   $        -
   Mutual fund distributions ..............             -             -       4,317       2,688        1,919
   Cash dividends .........................        14,158             -           -           -            -
   Realized and unrealized
     appreciation of investments ..........        34,838             -       8,556       4,149        1,516

Contributions
   Members ................................        60,761       197,373      19,556       9,800        3,979
   The Employer ...........................        26,858       141,952       9,077       2,957        1,540

Participants' loans
   New loans made .........................       (26,593)     (165,973)     (1,792)     (1,603)     (11,175)
   Principal payments received ............        17,332        75,041       1,479         902          159
   Loan administration fees ...............          (187)         (755)        (12)         (5)           -

Distributions to withdrawing members ......       (41,993)     (186,463)     (1,334)     (1,550)         (28)

Transfers from Mitchell Energy & Develop-
   ment Corp. Thrift and Savings Plan .....        42,553        68,887      13,677       7,360        5,619

Interfund transfers .......................       (55,049)      (78,531)     38,261      30,879       21,726
                                               ----------  ------------  ----------   ---------   -----------

Increase in net assets ....................        72,825       180,989      91,785      55,577       25,255

Net assets available for plan
   benefits, beginning of year ............       431,748     1,924,567      14,468       4,364        1,610
                                               ----------  ------------  ----------   ---------   ----------

Net assets available for plan
   benefits, end of year ..................    $  504,573  $  2,105,556  $  106,253   $  59,941   $   26,865
                                               ==========  ============  ==========   =========   ==========

                                                                 Mutual Funds
                                                ------------------------------------------------
                                                   John        Merrill                  Merrill
                                                  Hancock      Lynch       Merrill       Lynch
                                                  Emerging     Basic        Lynch        Global
                                                   Growth      Value       Capital    Allocation
                                                ----------  ----------   ---------   -----------
Earnings on investments
   Interest income ........................     $        -  $        -   $       -   $        -
   Mutual fund distributions ..............             10      15,320      47,086        5,612
   Cash dividends .........................              -           -           -            -
   Realized and unrealized
     appreciation of investments ..........          4,849      76,795      68,802        6,550

Contributions
   Members ................................          5,024      35,958      36,270       18,120
   The Employer ...........................          1,687      15,923      18,663        6,532

Participants' loans
   New loans made .........................         (2,554)    (22,677)    (30,958)      (4,391)
   Principal payments received ............            939      10,081      13,765        3,607
   Loan administration fees ...............            (15)       (138)        (75)         (58)

Distributions to withdrawing members ......            (25)    (29,867)    (34,806)      (7,973)

Transfers from Mitchell Energy & Develop-
   ment Corp. Thrift and Savings Plan .....              -      15,069      15,371       14,398

Interfund transfers .......................         18,673      (5,339)    (15,981)         509
                                                ----------  ----------   ---------   -----------

Increase in net assets ....................         28,588     111,125     118,137       42,906

Net assets available for plan
   benefits, beginning of year ............          7,824     238,647     336,097       29,710
                                                ----------  ----------   ---------   -----------

Net assets available for plan
   benefits, end of year ..................     $   36,412  $  349,772   $ 454,234   $   72,616
                                                ==========  ==========   =========   ==========

                                              Mutual Funds
                                              ----------------------
                                                 Oppenheimer
                                                Main Street    Tem-
                                                Income and    pleton        Loan
                                                 Growth       Foreign       Fund          Total
                                                --------    --------   -----------   ------------
Earnings on investments
   Interest income ........................     $      -   $       -   $    23,648   $   153,253
   Mutual fund distributions ..............        1,021       2,223             -        80,196
   Cash dividends .........................            -           -             -        14,158
   Realized and unrealized
     appreciation of investments ..........       10,683       1,357             -       218,095

Contributions
   Members ................................       11,074       6,677             -       404,592
   The Employer ...........................        5,220       2,389             -       232,798

Participants' loans
   New loans made .........................      (12,512)       (714)      280,942             -
   Principal payments received ............        2,163       1,310      (126,778)            -
   Loan administration fees ...............           (5)          -             -        (1,250)

Distributions to withdrawing members ......         (388)     (1,886)      (28,639)     (334,952)

Transfers from Mitchell Energy & Develop-
   ment Corp. Thrift and Savings Plan .....        5,266       6,575         6,054       200,829

Interfund transfers .......................       61,979       6,521       (23,648)            -
                                                --------    --------   -----------   ------------

Increase in net assets ....................       84,501      24,452       131,579       967,719

Net assets available for plan
   benefits, beginning of year ............       12,840      13,692       207,636     3,223,203
                                                --------    --------   -----------   ------------

Net assets available for plan
   benefits, end of year ..................     $ 97,341   $  38,144   $   339,215   $ 4,190,922
                                                ========    ========   ===========   ===========



---------------------------------------------
The accompanying notes are an integral part of this statement.

                 MND Hospitality, Inc. Thrift and Savings Plan
                         NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1997 AND 1996



(1)  SUMMARY OF THE PLAN

     GENERAL

     Mitchell Energy & Development Corp. (the Company or MEDC), a large independent oil and gas company in the United States and a leading real estate developer in the Houston area, also engages in certain hospitality industry activities. The Company's hospitality industry employees are employed by a separate subsidiary, MND Hospitality, Inc. The MND Hospitality, Inc. Thrift and Savings Plan (the Plan) was adopted to encourage hospitality industry employees to provide additional security for their retirement. Full-time employees of MND Hospitality, Inc. (the Employer) are eligible to become members of the Plan on the first of the month following their completion of a one-month eligibility period. Other employees are eligible to become members after completing one year of participation service as defined in the Plan's provisions. Members should refer to the Plan document for a complete description of the Plan's provisions.

     ADMINISTRATION

     The Plan is administered by an administrative committee appointed by MEDC's Board of Directors. The committee has broad responsibilities regarding the supervision and administration of the Plan. Members of the administrative committee receive no compensation from the Plan for their services. Except for loan processing fees charged to members who have more than one loan outstanding, administrative expenses have been paid by the Company. Should the Company choose not to pay such expenses in the future, however, they would be paid by the Plan and charged to the members' accounts.

     TRUSTEE

     Plan investments are held by Merrill Lynch Trust Company of Somerset, New Jersey (Trustee), as trustee of the Plan. The Trustee receives contributions, makes payments to members in accordance with the terms of the Plan and has investment management authority where investment discretion is placed with the Trustee.

     BASIS OF ACCOUNTING

     The records of the Plan are maintained on the accrual basis of accounting for financial reporting purposes. Purchases and sales of securities are recorded on a trade-date basis. For financial statement purposes, Plan investments other than the Merrill Lynch Retirement Preservation Trust and participant loans are carried at market values which are determined based upon published market quotations supplied by the Trustee. The Merrill Lynch Retirement Preservation Trust, which is a common collective trust, is valued at a unit value of $1 per unit while participant loans are valued at their principal amounts which approximate market.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from those estimates.

     CONTRIBUTIONS AND INVESTMENT OPTIONS

     Members may elect, with certain limitations, to reduce their compensation by instructing the Employer to contribute from 1% to 14% of their base salary to the Plan on a pretax basis. Amounts so deferred, as limited by applicable Federal income tax regulations, are not included in a member's adjusted gross income for Federal income tax purposes in the year the income is deferred and contributed to the Plan. Members may also make after-tax contributions to the Plan. After-tax contributions are included in the member's adjusted gross income for Federal income tax purposes in the year the income is earned and contributed to the Plan. The total of a member's pretax and after-tax contributions may not exceed 14% of base salary.

     For members who have completed less than five years of vesting service, the Employer contributes an amount equal to 50% of a member's contributions, up to 6% of base salary. For members with five or more years of vesting service, Employer contributions are equal to 100% of a member's contributions, up to 6% of base salary.

     Each participant's account is credited with his or her contributions and the applicable matching contributions and an allocation of the Plan's earnings. Allocations of earnings are based on the proportion that each participant's account balance bears to the total of all participant account balances.

     Members may direct the Trustee to invest their contributions in one or more of the investment funds listed below. The investment objectives of the various funds are as follows:

              Fund                                     Investment Objective(s)
      ------------------------                 ---------------------------------------
      MEDC Common Stock Fund                   Invest in Class A and Class B Common
                                               Stock of MEDC.

      Merrill Lynch Retirement                 Income, invests in U.S. Government
        Preservation Trust                     Agency securities, bank and insurance
                                               company guaranteed investment contracts
                                               and money market instruments.
                                               Effective yields approximated 6.4% and
                                               6.5% for the years ended January 31,
                                               1997 and 1996. Investments are
                                               recorded at contract values, which
                                               approximate market values.

       Mutual Funds
          AIM Value Fund                       Capital appreciation, invests primarily
                                               in equity securities.

          Davis New York                       Capital appreciation, invests in equity
            Venture Fund, Inc.                 and convertible securities.

          Franklin Income Fund                 Income, invests in equity and
                                               debt securities and cash
                                               equivalents.

          John Hancock Emerging                Capital appreciation, invests in equity
            Growth Fund                        securities of rapidly growing small and
                                               medium sized companies.

          Merrill Lynch Basic                  Capital appreciation, invests
            Value Fund, Inc.                   primarily in equity securities.

          Merrill Lynch                        Income and capital appreciation, invests
            Capital Fund, Inc.                 in equity, debt and convertible securities.

          Merrill Lynch Equity                 Capital appreciation, invests primarily in
            Index Trust I Fund                 equity securities.

          Merrill Lynch Global                 Income and capital appreciation,
            Allocation Fund, Inc.              invests in United States and foreign
                                               equity, debt and money market securities.

          Oppenheimer Main Street              Income and capital appreciation, invests in
            Income and Growth Fund             equity and debt securities.

          Templeton Foreign Fund               Capital appreciation, invests in stock
                                               and debt securities of companies
                                               outside the United States.

     VESTING

     A member becomes vested in the Employer's matching contributions upon completing five years of vesting service. A year of vesting service is defined as the performance of 1,000 hours of service in a Plan year.

     FORFEITURES

     When a member who has not yet vested terminates employment, the value of his/her share of Employer contributions is forfeited and used to reduce future Employer contributions. During the plan years ended January 31, 1997 and 1996, forfeitures of $10,429 and $36,550 occurred, and forfeitures of $18,331 and $20,882 were used to reduce contributions of the Employer. At January 31, 1997, an additional $15,889 was available to reduce such future contributions. For members re-employed before completing a break in service, as defined by the Plan, the Employer's contributions are reinstated upon the member's reinvestment of applicable amounts in the Plan.

     DISTRIBUTIONS, WITHDRAWALS AND LOANS

     A withdrawing member is entitled to receive the value of his/her contributions and, upon retirement, death, permanent disability or termination after having completed five years of vesting service, is also entitled to receive 100% of the value of applicable contributions of the Employer.

     Distributions of member account balances invested in the MEDC Common Stock Fund are made in kind with fractional shares paid in cash. Distributions from all other investment funds are paid in cash. Members may request that distributions from the MEDC Common Stock Fund be in cash (rather than stock), subject to procedures established by the administrative committee.

     Withdrawals of members' pretax contributions are limited by Section 1.401(k)-1 of the Internal Revenue Code to instances of a member's death, retirement, disability, separation from service, attainment of age 59-1/2 or conditions of severe hardship. One withdrawal may be made during a twelve-month period. Fund balances arising from a member's rollover of balances from other plans may be withdrawn at any time.

     Members are eligible to borrow up to the lesser of 50% of the vested value of their total Plan investments or $50,000. Such loans are evidenced by promissory notes, which are secured by the member's account and bear interest at a quoted prime rate plus two percent. Participant loans are reported as assets of the Loan Fund and payments received, including interest, are transferred to the investment funds based on members' current contribution elections. Member account balances pledged to secure loans may not be withdrawn from the Plan.

     TERMINATION

     The Employer can terminate, amend or modify the Plan at its option. If the Plan is terminated, and after all expenses are paid, any unallocated contributions, forfeitures, income and expenses will be allocated among the members' accounts. All members would then be fully vested and would be entitled to receive all of their then-existing account balances.


     (2) FEDERAL INCOME TAX STATUS

     The Plan is designed to operate as a non-tax-paying entity, and income taxes have not been provided in its financial statements. The Plan obtained its latest determination letter on December 14, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). Although the Plan has been amended since receiving that determination letter, the administrative committee believes that it continues to operate in compliance with the applicable requirements of the Code.

                                                                     SCHEDULE I

                 MND Hospitality, Inc. Thrift and Savings Plan
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT JANUARY 31, 1997




                                                                                              Current
                     Identity of Issue/Description                            Cost             Value
-----------------------------------------------------------------------  --------------   -------------
Mitchell Energy & Development Corp. (a)
     Class A Common Stock (13,515 shares) .............................   $     248,715   $     317,606
     Class B Common Stock (12,460 shares) .............................         225,888         281,916
                                                                          -------------   -------------
                                                                                474,603         599,522
                                                                          -------------   -------------

Merrill Lynch Retirement Preservation Trust (a)(b)(c) .................       2,356,694       2,356,694
                                                                          -------------   -------------


Mutual Funds
     AIM Value Fund (4,167 units) .....................................         111,522         125,423
     Davis New York Venture Fund, Inc. (5,425 units) ..................          82,891         100,854
     Franklin Income Fund (25,282 units) ..............................          57,980          60,172
     John Hancock Emerging Growth Fund (1,873 units) ..................          67,527          80,597
     Merrill Lynch Basic Value Fund, Inc. (12,024 units) ..............         295,366         391,139
     Merrill Lynch Capital Fund, Inc. (15,278 units) ..................         430,265         485,369
     Merrill Lynch Equity Index Trust I Fund (614 units) ..............          30,834          32,091
     Merrill Lynch Global Allocation Fund, Inc. (6,609 units) .........          93,335          97,878
     Oppenheimer Main Street Income and Growth Fund (6,283 units) .....         169,653         190,879
     Templeton Foreign Fund (4,878 units) .............................          47,210          51,220
                                                                          -------------   -------------
                                                                              1,386,583       1,615,622
                                                                          -------------   -------------


Participants' loans, at interest rates ranging from 10.25% to 10.5% ...            --           359,599
                                                                          -------------   -------------

                                                                          $   4,217,880   $   4,931,437
                                                                          =============   =============



----------------------
(a) Party-in-interest to the Plan.
(b) Unit value of $1.00.
(c) The average yield for this trust was approximately
     6.4% for the year ended January 31, 1997.

                                                                    SCHEDULE II

                 MND Hospitality, Inc. Thrift and Savings Plan
                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED JANUARY 31, 1997




                                                    Purchases                        Sales
                                               -------------------  -------------------------------------------
                                               Number       Total    Number      Total     Total Cost
                                               of Trans-  Purchase   of Trans-  Selling    of Assets     Net
  Identity of Party Involved/Description       actions    Price (a)  actions   Price (a)    Sold (b)     Gain
--------------------------------------------   -------    ---------  -------   ---------   ----------  --------
Mitchell Energy & Development Corp...........
     Class A Common Stock ...................    97       $ 57,483      80     $ 72,328     $ 65,376   $  6,952
     Class B Common Stock ...................    99         49,581      72       69,001       61,134      7,867

Merrill Lynch Retirement
     Preservation Trust .....................   176        714,305     109      448,946      448,946        --

Merrill Lynch Capital Fund, Inc. ............   124        147,094      61      123,637      112,942     10,695





----------------------
(a) Purchase and selling prices were equal to current market values on the dates of the transaction and included (were net of) applicable expenses incurred in connection with the transactions.
(b) Weighted average historical cost was used to determine the cost of assets sold.

                                                                        Exhibit


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report dated April 25, 1997, on the financial statements of the MND Hospitality, Inc. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 1 (which relates to such Plan's Form 11-K for the year ended January 31, 1997) into the previously filed Form S-8 Registration Statement Nos. 33-2716 and 333-24335.




                                          ARTHUR ANDERSEN LLP

Houston, Texas

June 2, 1997